EXHIBIT 32.1
CERTIFICATION PURSUANT TO
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of SWK Holdings Corporation (the “Registrant”) on Form 10-K for the quarterly period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joe D. Staggs, Principal Executive Officer of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) The Report, to which this certification is attached as Exhibit 32.01, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 20, 2025	/s/ Joe D. Staggs
Joe D. Staggs
Principal Executive Officer